UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2017

SKKYNET CLOUD SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54747	45-3757848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2233 Argentia Road – Suite 306, Toronto, Ontario, Canada L5N 2X7

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (888) 628-2028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On March 7, 2017, Skkynet Cloud Systems, Inc. (the “Company”) entered into a common stock purchase agreement with an accredited investor for the sale of an aggregate of 233,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) with gross proceeds to the Company of $256,300.00. The proceeds from this offering will be used to develop, promote and market the Company’s new financial product. The purchase price of each share of Common Stock was $1.10 per share. The Company expects the closing of the sale of the Common Stock to occur by March 16, 2017. All shares of Common Stock issued will be “restricted” securities as such term is defined by the Securities Act of 1933, as amended (the “Securities Act”).

The shares of Common Stock will be issued in reliance upon an exemption from registration provided by Rule 902(h) of Regulation S of the Securities Act since no general solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares to be purchased in the offering will be restricted in accordance with Rule 144 of the Securities Act.

ITEM 3.02	Unregistered Sales of Equity Securities

On March 7, 2017, Skkynet Cloud Systems, Inc. (the “Company”) entered into a common stock purchase agreement with an accredited investor for the sale of an aggregate of 233,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) with gross proceeds to the Company of $256,300.00. The proceeds from this offering will be used to develop, promote and market the Company’s new financial product. The purchase price of each share of Common Stock was $1.10 per share. The Company expects the closing of the sale of the Common Stock to occur by March 16, 2017. All shares of Common Stock issued will be “restricted” securities as such term is defined by the Securities Act of 1933, as amended (the “Securities Act”).

The shares of Common Stock will be issued in reliance upon an exemption from registration provided by Rule 902(h) of Regulation S of the Securities Act since no general solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares to be purchased in the offering will be restricted in accordance with Rule 144 of the Securities Act.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1*	Form of Common Stock Purchase Agreement

__________

*filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SKKYNET CLOUD SYSTEMS, INC.

Date: March 14, 2017	By:	/s/ Paul E. Thomas
Paul E. Thomas President and Secretary

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